UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

616 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 7.         Financial Statements and Exhibits.

Exhibit

99     Press release dated April 24, 2003.

Item 9.         Regulation FD Disclosure.

On April 24, 2003, Macatawa Bank Corporation issued a press release announcing a stock dividend. A copy of the press release is attached as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2003	MACATAWA BANK CORPORATION
	By	/s/ Jon W. Swets Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated April 24, 2003.

EXHIBIT 99

10753 Macatawa Drive Holland, MI 49424

NEWS RELEASE NASDAQ NATIONAL MARKET: FOR RELEASE: DATE: CONTACT:	MCBC Immediate April 24, 2003 Jon Swets, CFO 616.494.7645

Holland, Michigan - Macatawa Bank Corporation Declares 5% Stock Dividend.

Macatawa Bank Corporation has declared a 5% stock dividend, to be paid May 30, 2003, to stockholders of record on May 14, 2003. This is the third consecutive annual stock dividend and is an increase over the 4% dividend paid last year. The stock dividend follows a 25% increase in the Company’s quarterly cash dividend announced in the fourth quarter of 2002. Ben Smith, Chairman and CEO of Macatawa Bank Corporation announced the stock dividend at the annual shareholder meeting earlier today.

Macatawa Bank Corporation recently announced its first quarter 2003 earnings. Net income totaled $2.81 million for the quarter compared to $1.51 million for the first quarter of the prior year. Earnings per share on a diluted basis were $.35 for the quarter, a 30% increase compared to diluted earnings per share of $.27 for the prior year first quarter. Total assets were $1.2 billion at March 31, 2003.

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank and Macatawa Bank Brokerage Services. Through its subsidiaries, the Corporation offers a full range of banking, brokerage and trust services to individuals, businesses, and governmental entities from a network of 17 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Banking services include commercial, consumer and real estate financing; business and personal deposit services, ATM’s and Internet banking services, and trust and employee benefit plan services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission."